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                                                                                                              EXHIBIT 20(b)
                                    TOYOTA MOTOR CREDIT CORPORATION
                       Amended Servicer's Certificate for the month of June 1998.
Distribution Date of July 27, 1998 for the Collection Period of June 1, through June 30, 1998
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                                                                                              Certificate       Certificate
Original Deal Parameter                                                         Total           Percent           Balance
-----------------------                                                   ----------------   -------------   ----------------
Discounted Principal Balance                                              1,231,231,519.20
Aggregate Net Investment Value (ANIV)                                     1,231,231,519.20
Initial Certificate Balance                                                             -           100.00%  1,206,600,000.00
Percent of ANIV                                                                                                         98.00%
Certificate Factor                                                                                                  1.0000000
Certificate Rate
Weighted Average Coupon (WAC)                                                         7.66%
Weighted Average Remaining Term (WAM)                                                 35.8
Servicing Fee Percentage                                                              1.00%
Servicer Advance                                                              2,825,418.78
Servicer Payahead                                                             1,580,862.05
Reserve Fund:
  Initial Deposit Amount                                                     30,780,787.98
  Specified Reserve Fund Percentage                                                   2.50%
  Specified Reserve Fund Amount                                              30,780,787.98
  Trigger Percentage                                                                  5.00%
  Trigger Amount                                                             61,561,575.96

Input from Prior Monthly Servicer's Certificate
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Discounted Principal Balance                                              1,231,228,019.88
Aggregate Net Investment Value                                            1,231,231,519.20
Certificate Balance                                                                                          1,206,600,000.00
Adjusted Certificate Balance                                                                                 1,206,600,000.00
Percent of ANIV                                                                                                         98.00%
Certificate Factor                                                                                                  1.0000000
Servicer Advances                                                             4,429,530.39
Servicer Pay Ahead Balance                                                    3,362,853.96
Maturity Advances Outstanding                                                           -
Cumulative Credit Losses to Date                                              5,283,587.36
Cumulative Reimbursed Credit Loss                                             5,283,587.36
Cumulative Residual Value (Gain) Loss                                            (2,769.39)
Cumulative Reimbursed Residual Value Losses                                             -
Certificate Principal Loss Amount                                                       -
Number of Current Contracts                                                         60,527
Weighted Average Coupon (WAC)                                                         7.64%
Weighted Average Remaining Term (WAM)                                                26.21

End of Period Balances:
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  Discounted Principal Balance                                            1,231,218,633.26
  Aggregate Net Investment Value                                          1,231,231,519.20
  Certificate Balance                                                                                        1,206,600,000.00
  Adjusted Certificate Balance                                                                               1,206,600,000.00
  Percent of ANIV                                                                                                       98.00%
  Certificate Factor                                                                                                1.0000000
  Servicer Advances                                                           4,032,080.43
  Servicer Pay Ahead Balance                                                  3,407,048.45
  Cumulative Credit Losses to Date                                            6,086,783.10
  Cumulative Reimbursed Credit Loss                                           6,086,783.10
  Cumulative Residual Value (Gain) Loss                                             482.60
  Cumulative Reimbursed Residual Value Losses                                           -
  Certificate Principal Loss Amount                                                     -
  Maturity Advances Outstanding                                                         -
  Number of Current Contracts                                                       61,017
  Weighted Average Coupon (WAC)                                                       7.64%
  Weighted Average Remaining Term (WAM)                                              25.27

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